Exhibit 99.2

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 John W. Sweet (414) 978-6467	Investors: The Ruth Group David Burke 646 536-7009 dburke@theruthgroup.com

PHYSICIANS REALTY TRUST

ANNOUNCES OVER $300 MILLION OF COMMITMENTS FOR NEW UNSECURED REVOLVING CREDIT FACILITY

Milwaukee, WI,  — Physicians Realty Trust (NYSE:DOC) (the “Company”), a self-managed healthcare properties REIT, announced today that the Company has engaged KeyBank National Association as Administrative Agent, together with KeyBanc Capital Markets Inc., Regions Capital Markets, and Bank of Montreal Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, to lead a proposed new $300 million senior unsecured revolving credit facility.  The Company has received a commitment for over $300 million from KeyBanc Capital Markets on behalf of the lending syndicate with respect to the proposed new unsecured facility.

“Upon completion, the new credit facility would allow for increased ease of execution as we continue to seek to acquire high quality assets.” stated Jeff Theiler, CFO of Physicians Realty Trust.

If completed, the proposed new unsecured credit facility would replace the Company’s existing $200 million senior secured revolving credit facility. The commitment is subject to conditions to closing, including the entry into and consummation by the parties of mutually satisfactory documentation. There can be no assurance that the Company will enter into definitive documentation with respect to an unsecured credit facility or will complete any such facility.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and will elect to be taxed as a REIT for U.S. federal income tax purposes beginning with its short taxable year ended December 31, 2013 upon the filing of its U.S. federal income tax return for such year. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission(the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.